Exhibit 1.1
CAMPUS CREST COMMUNITIES, INC.
Shares of Common Stock
Underwriting Agreement
, 2010
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
RBC Capital Markets Corporation
Three World Financial Center, 8th Floor
200 Vesey Street
New York, New York 10281
As Representatives of the
   several Underwriters listed
   in Schedule 1 hereto
Ladies and Gentlemen:
     Campus Crest Communities, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of            shares of common stock, $0.01 par value per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional            shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”
     As part of the offering contemplated by this Agreement, and subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations, the Underwriters have agreed at our request to reserve out of the Shares set forth opposite their names on Schedule 1 to this Agreement, up to            Shares, for sale to certain of the Company’s directors, officers, employees and certain other persons associated with the Company (collectively, “Participants”). The Shares to be sold by or on behalf of the Underwriters to the Participants (the “Directed Shares”) will be sold pursuant to this Agreement at the public offering price (the “Directed Share Program”). Any Directed Shares not orally confirmed for purchase by any Participant by 9:00 A.M., New York City time, on the business day immediately following the date on which this Agreement is executed will be offered to the public with the remaining Shares.
     At the Closing Date (as defined below), the Company, through its subsidiary, Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership and the operating partnership of the Company (in such capacity, the “Operating Partnership”), will acquire direct or indirect ownership interests in the 27 properties (the “Initial Properties”) identified on Annex C hereto and in furtherance of acquiring such ownership interests and the transactions described in the Registration Statement, Pricing Disclosure Package and Prospectus (each as defined below), the Company and the Operating Partnership has entered into, or will enter into, as of the Closing Date, as the case may be, the agreements indentified on Annex D hereto. Those agreements are hereinafter collectively referred to as the “Transaction Documents” and singly as a “Transaction Document.”
     The Company and the Operating Partnership each hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-11 (File No. 333-166834), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective that is furnished by the Company to the Underwriters for distribution in connection with the offering of the Shares, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of such Registration Statement’s effectiveness that omits Rule 430 Information; and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated      , 2010 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
     “Applicable Time” means      , New York City time, on      , 2010.
     2. Purchase of the Shares by the Underwriters.
     (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of

Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $.
     In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company after the date hereof and prior to the issuance of the Option Shares and payable on the Underwritten Shares but not payable on the Option Shares.
     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.
     The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
     (b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
     (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, NY 10019 at 10:00 A.M., New York City time, on      , 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”
     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
     (d) Each of the Company and the Operating Partnership acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Operating Partnership or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by the Underwriters of the Company, the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Operating Partnership.
     3. Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
     (b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

     (c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
     (d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Operating Partnership makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. The information in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding the Company’s expected 2011 development properties is accurate and complete in all material respects and the assumptions underlying such information, including the information regarding targeted completion and estimated cost, are reasonable.

     (e) Financial Statements. The financial statements (including the related notes thereto) of Campus Crest Communities Predecessor (the “Predecessor”) and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly (i) the financial position of the Initial Properties (and certain related assets and liabilities) and (ii) the financial position of the Predecessor and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial and statistical information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Predecessor and its consolidated subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. No financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus other than those included therein.
     (f) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of restricted shares of Common Stock under the Company’s 2010 Incentive Award Plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Equity Incentive Plan”)), short-term debt or long-term debt of the Company, the Operating Partnership or any of their subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, the Operating Partnership and their subsidiaries taken as a whole; (ii) none of the Company, the Operating Partnership nor any of their subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company, the Operating Partnership and their subsidiaries taken as a whole nor incurred any liability or obligation, direct or contingent, that is material to the Company, the Operating Partnership and their subsidiaries taken as a whole; and (iii) none of the Company, the Operating Partnership nor any of their subsidiaries has sustained any loss or interference with its business that is material to the Company, the Operating Partnership and their subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (g) Organization and Good Standing. The Company, the Operating Partnership and each of their subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own, lease, develop and operate their respective properties

(including, without limitation, the Initial Properties) and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, the Operating Partnership and their subsidiaries taken as a whole, or on the performance by the Company or the Operating Partnership of their respective obligations under this Agreement or the Transaction Documents (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation or association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”).
     (h) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, the Operating Partnership or any of their subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, the Operating Partnership or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company or the Operating Partnership have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or the Operating Partnership, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. All the outstanding units of partnership interests in the Operating Partnership (“OP Units”) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. The terms of the OP Units conform in all material respects to the descriptions thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.
     (j) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.
     (k) OP Units. The OP Units to be issued by the Operating Partnership in connection with the Company’s contribution of the net proceeds from the sale of the Shares to the Operating Partnership or in connection with the contribution of certain ownership interests in the Initial Properties to the Operating Partnership have been duly authorized and, when issued and delivered, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the

Prospectus; and the issuance of the OP Units is not subject to any preemptive or similar rights. In addition, the issuance and sale by the Operating Partnership of the OP Units in connection with the contribution of the ownership interests in the Initial Properties to the Operating Partnership are exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws.
     (l) Transaction Documents. The Transaction Documents have been, or as of the Closing Date will be, duly authorized, executed and delivered by each of the Company and the Operating Partnership and, when duly executed and delivered in accordance with their terms by the other parties thereto, will constitute valid and legally binding agreements of each of the Company and the Operating Partnership, enforceable against each of them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.
     (m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (n) No Violation or Default. None of the Company, the Operating Partnership nor any of their subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that is disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and for which a valid waiver has been obtained or that would not, individually or in the aggregate, have a Material Adverse Effect.
     (o) No Conflicts. The execution, delivery and performance by the Company and the Operating Partnership of this Agreement, of each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, the Operating Partnership or any of their subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

     (p) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Operating Partnership of this Agreement, of each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement and the Transaction Documents, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA, the NYSE and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.
     (q) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions (excluding pending rulemaking), suits or proceedings pending to which the Company, the Operating Partnership or any of their subsidiaries is or may be a party or to which any property of the Company, the Operating Partnership or any of their subsidiaries (including, without limitation, the Initial Properties) is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, the Operating Partnership or any of their subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company or the Operating Partnership, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (r) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (s) Title to Real and Personal Property. The Company, the Operating Partnership, any of their subsidiaries or any joint ventures in which any such entity owns an interest, as the case may be, has good and insurable fee title or leasehold title to the Initial Properties and have good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (a) such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (b) those that do not materially interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, their subsidiaries or any joint venture or (c) those that could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. The Initial Properties are not subject to any third party ownership interests other than the lease agreements with student-tenants entered into in the normal course of business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the ground lease agreements and joint venture arrangements described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and no Person has any possessory interest in any Initial Property or right to occupy the same except under and pursuant to (i) the provisions of such leases, (ii) the provisions of such ground leases and joint venture arrangements, (iii) licenses entered into by the Company, the Operating Partnership or any of their subsidiaries in the ordinary course of their business or (iv) liens, claims, encumbrances and restrictions described above.
     (t) Title to Intellectual Property. The Company, the Operating Partnership and their subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. None of the Company, the Operating Partnership nor any of their subsidiaries have received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.
     (u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of their subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Operating Partnership or any of their subsidiaries, on the other, that is required by the Securities Act or the rules and regulations of FINRA to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
     (v) Investment Company Act. Neither the Company nor the Operating Partnership is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus neither the Company nor the Operating Partnership will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (w) Taxes. The Company, the Operating Partnership and their subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties or assets, except those that would not, individually or in the aggregate, have a Material Adverse Effect.
     (x) Licenses and Permits. The Company, the Operating Partnership and their subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, the Operating Partnership nor any of their subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to renew would not, individually or in the aggregate, have a Material Adverse Effect.
     (y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company, the Operating Partnership or any of their subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is contemplated or threatened, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their or their subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.
     (z) Compliance with and Liability under Environmental Laws. The Company, the Operating Partnership and/or their subsidiaries has received and reviewed environmental reports on each Initial Property. Except as otherwise set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) the Company is in compliance with, and none of the Company, the Operating Partnership nor any of their subsidiaries has any liability with respect to the Initial Properties under, applicable Environmental Laws (as defined below) except for such non-compliance or liability which would not result in a Material Adverse Effect; (ii) none of the Company, the Operating Partnership nor any of their subsidiaries has at any time released (as such term is defined in Section 101 (22) of CERCLA (as defined below)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any Initial Property, except for such releases, disposals and handlings as would not be reasonably likely to result in a Material Adverse Effect; (iii) none of the Company, the Operating Partnership nor any of their subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any Initial Property, other than such matters as would not be reasonably likely to result in a Material Adverse Effect; (iv) none of the Company, the Operating Partnership nor any of their subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to any Initial Property or arising out of the conduct of the business of the Company, the Operating Partnership or any of their subsidiaries at the Initial Properties, except for such claims that would not be reasonably likely to result in a Material Adverse Effect or that would not be required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus; (v) none of the Initial Properties is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law, other than such inclusions or proposed inclusions as would not be reasonably likely to result in a Material Adverse Effect; and (vi) there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Law against the Company, the Operating Partnership, any of their subsidiaries or any joint ventures in which any such entity owns an interest or the Initial Properties. As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous material as defined by or regulated under any Environmental Law. As used herein, “Environmental Law” (individually, an “Environmental Law” and collectively “Environmental Laws”) shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.
     (aa) Condition of Initial Properties. The Company, the Operating Partnership and/or their subsidiaries has received and reviewed property condition reports on each Initial Property. Except as otherwise set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) none of the Initial Properties is in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (ii) none the Company, the Operating Partnership nor any of their subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any Initial Property that would, singly or in the aggregate, have a Material Adverse Effect; (iii) there does not exist any violation of any declaration of covenants, conditions and restrictions with respect to any Initial Property which would, singly or in the aggregate, have a Material Adverse Effect, or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (iv) the developments or improvements comprising any portion of each Initial Property (the “Developments and Improvements”) are free of any and all physical, mechanical, structural, design or construction defects that would, singly or in the aggregate, have a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Developments and Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of defects, except for such failures and defects that would not, singly or in the aggregate, have a Material Adverse Effect.
     (bb) Access and Utilities. Each of the Initial Properties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Initial Property for its use as described in the Registration Statement, Pricing Disclosure Package and the Prospectus. All public utilities necessary to the use and enjoyment of each of the Initial Properties in the manner described in the Prospectus is located either in the public right-of-way abutting such Initial Property (which are connected so as to serve such Initial Property without passing over other property) or in recorded easements serving such Initial Property, subject to such exceptions which, singly or in the aggregate, would not have a Material Adverse Effect. All roads necessary for the use of each of the Initial Properties as described in the Registration Statement, Pricing Disclosure Package and the Prospectus have been completed and dedicated to public use and accepted by all applicable governmental authorities.
     (cc) No Condemnation. No condemnation or other proceeding has been commenced that has not been completed, and, to the Company’s or the Operating Partnership’s knowledge, no such proceeding is threatened, with respect to all or any portion of the Initial Properties or for the relocation away from any Initial Property of any roadway providing access to the Initial Properties or any portion thereof.
     (dd) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company, the Operating Partnership or their subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company, the Operating Partnership or their subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company, the Operating Partnership or their subsidiaries; (vi) none of the Company, the Operating Partnership nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company, the Operating Partnership or their subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company, the Operating Partnership or their subsidiaries in the current fiscal year of the Company, the Operating Partnership or their subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year; or (y) a material increase in the Company’s, the Operating Partnership’s and their subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year. Furthermore, the assets of the Company, the Operating Partnership or their subsidiaries are not deemed to constitute “plan assets” for purposes of ERISA or the regulations of United States Department of Labor under ERISA.
     (ee) Disclosure Controls. The Company, the Operating Partnership and their subsidiaries have taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, the Company, the Operating Partnership and their subsidiaries will maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company, the Operating Partnership and their subsidiaries will evaluate the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (ff) Accounting Controls. The Company, the Operating Partnership and their subsidiaries have taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, the Company, the Operating Partnership and their subsidiaries will maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no identified deficiencies in such internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all identified deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
     (gg) Insurance. The Company, the Operating Partnership and their subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, the Operating Partnership and their subsidiaries and their respective businesses; and none of the Company, the Operating Partnership nor any of their subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (hh) Title Insurance. The Company, the Operating Partnership and/or their subsidiaries carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Initial Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Initial Property, insuring that such party is vested with good and insurable title to each such Initial Property.

     (ii) No Unlawful Payments. None of the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Operating Partnership or any of their subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (jj) Compliance with Money Laundering Laws. The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.
     (kk) Compliance with OFAC. None of the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company or the Operating Partnership will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ll) No Restrictions on Subsidiaries. No subsidiary of the Company (including the Operating Partnership) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (mm) No Broker’s Fees. None of the Company, the Operating Partnership nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any of their subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
     (nn) No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company, the Operating Partnership or any of their subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

     (oo) No Stabilization. Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
     (pp) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (rr) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Company has obtained, if required, the written consent to the use of such data from such sources requiring consent.
     (ss) Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, it will be, and any of the Company’s directors or officers, in their capacities as such will be, in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (tt) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering as calculated pursuant to Rule 457 under the Securities Act.
     (uu) Real Estate Investment Trust. As of the Closing Date and after giving effect to the issuance and sale of the Shares and the application of the net proceeds therefrom as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company will be organized and will operate in a manner so as to qualify as a “real estate investment trust” (a “REIT”) under Sections 856 to 860 of the Code, and the rules and regulations thereunder, and the Company will elect to be taxed as a REIT under the Code effective for its taxable year ending December 31, 2010. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus are true, complete and correct in all material respects.
     (vv) Partnership Agreement. The Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), has been duly and validly authorized by Campus Crest Communities GP, LLC, a wholly-owned subsidiary of the Company, acting in its capacity as sole general partner of the Operating Partnership, and at the Closing Date will be duly executed and delivered by Campus Crest Communities GP, LLC, as general partner, and will be a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.
     (ww) Operating Partnership. The Operating Partnership will be classified as a partnership for purposes of the Code and will not be treated as a publicly traded partnership, association or corporation.
     (xx) Directed Share Program. The Registration Statement, the Pricing Disclosure Package and the Prospectus comply, and any further amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of each jurisdiction in which the Pricing Disclosure Package or the Prospectus, as amended or supplemented, if applicable, is distributed in connection with the Directed Share Program, and no material authorization, approval, consent, license, order, registration or qualification of or with any court or governmental or regulatory authority, other than such as have been obtained or will be obtained or completed by the Closing Date, is necessary under the securities laws and regulations of any such jurisdiction. Neither the Company nor the Operating Partnership has offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
     4. Further Agreements of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, covenants and agrees with each Underwriter that:
     (a) Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.
     (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives object.
     (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing: (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
     (f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (h) Clear Market. During a period of one year from the date of the Prospectus, the Company will not, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any             shares of Stock or any securities convertible into or exercisable or exchangeable for or repayable with shares of Stock, whether owned as of the date hereof or hereafter acquired or with respect to which the Company has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder and any shares of Stock of the Company issued under the Equity Incentive Plan as described in the Registration Statement, Pricing Disclosure Package and Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the one-year restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the one-year restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the one-year period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”
     (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.
     (k) Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

     (l) Reports. So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system.
     (m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     (n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
     (b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.
     (c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
     (b) Representations and Warranties. The representations and warranties of the Company and the Operating Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company, the Operating Partnership and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
     (c) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
     (d) Company Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer and chief financial officer or chief accounting officer of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.
     (e) Company’s Chief Financial Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company in a form reasonably satisfactory to the Representatives.
     (f) Operating Partnership Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer and chief financial officer or chief accounting officer of Campus Crest Communities GP, LLC, the general partner of the Operating Partnership, confirming that the representations and warranties of the Operating Partnership in this Agreement are true and correct and that the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be.
     (g) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
     (h) Opinion and 10b-5 Statement of Counsel for the Company and the Operating Partnership. Bradley Arant Boult Cummings LLP and Saul Ewing LLP, counsel for the Company and the Operating Partnership, shall have furnished to the Representatives, at the request of the Company, their respective written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 and Annex A-2 hereto, respectively.
     (i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Sidley Austin llp, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinion and 10b-5 statement of Saul Ewing LLP delivered pursuant to Section 6(g) as to matters arising under Maryland law, or upon the opinions and 10b-5 statements of counsel satisfactory to the Representatives.
     (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.
     (k) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company, the Operating Partnership and their subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (l) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
     (m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the parties set forth on Exhibit B hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.
     (n) No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (o) Transaction Documents. All of the Transaction Documents shall have been executed and delivered contemporaneously with or prior to the sale of the Shares
     (p) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, agents, joint ventures, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.
     (b) Indemnification of the Company and the Operating Partnership. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership, the Company’s directors and officers who signed the Registration Statement and each person, if any, who controls either the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting.”
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred upon receipt from the Indemnified Persons of a written request for payment thereof accompanied by a written statement with reasonable supporting detail of such fees and expenses. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Operating Partnership, the Company’s directors and officers who signed the Registration Statement and any control persons of the Company or the Operating Partnership shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of an Underwriter. No

Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Sale of Directed Shares. In connection with the offer and sale of Directed Shares, the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, agents, joint ventures, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) the violation of any applicable laws or regulations of any foreign jurisdictions where Directed Shares have been offered or (ii) the failure of any purchaser of Directed Shares, who has agreed to purchase Directed Shares, to pay for and accept delivery of the Directed Shares. Under no circumstances will any Underwriter be liable to the Company, the Operating Partnership or to any purchaser of Directed Shares for any action taken or omitted to be taken in connection with the Directed Shares or any transaction effected with any purchaser of Directed Shares, except to the extent found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of such Underwriter.

     (f) Limitation on Liability. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (g) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
     10. Defaulting Underwriter.
     (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting

Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, is equal to or less than 10% of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds 10% of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses.
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and/or the Operating Partnership will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Operating Partnership’s counsel and independent accountants; (v) the reasonable fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (provided, however the Company and/or the Operating Partnership shall only be responsible for the fees and expenses incurred under this subsection (viii) and subsection (v) up to an aggregate amount of $30,000); (ix) all expenses incurred by the Company or the Operating Partnership in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the Exchange. Except as provided in this Agreement, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and advisers.
     (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Operating Partnership and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Operating Partnership or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Operating Partnership or the Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     15. Miscellaneous.
     (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, attention of General Counsel; Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and

confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Goldman, Sachs & Co. at 200 West Street, New York, New York 10282-2198, Attention: Registration Department; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax no.: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 7 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and to RBC Capital Markets Corporation, Three World Financial Center, 8th Floor, 200 Vesey Street, New York, New York 10281, Attention: Joe Morea (fax no.: (212) 428-6260). Notices to the Company shall be given to it at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211 (704) 496-2500 (fax: (704) 496-2599); Attention: President and notices to the Operating Partnership shall be given to Campus Crest Communities GP, LLC, the general partner of the Operating Partnership, c/o Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211 (704) 496-2500 (fax: (704) 496-2599); Attention: President.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
     (c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, CAMPUS CREST COMMUNITIES, INC.
By:
Name:
Title:

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP By Campus Crest Communities GP, LLC, its general partner
By:
Name:
Title:

Accepted: , 2010

RAYMOND JAMES & ASSOCIATES, INC.

By:

Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:

Authorized Signatory

GOLDMAN, SACHS & CO.

By:

Authorized Signatory

BARCLAYS CAPITAL INC.

By:

Authorized Signatory

RBC CAPITAL MARKETS CORPORATION

By:

Authorized Signatory
For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

Schedule 1

Underwriter	Number of Shares
Raymond James & Associates, Inc.
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Barclays Capital Inc.
RBC Capital Markets Corporation
Robert W. Baird & Co. Incorporated

Total

Annex A
Form of Opinion of Bradley Arant Boult Cummings LLP
     (a) The Registration Statement, including any Rule 462(b) Registration Statement, was declared effective under the Securities Act as of the date and time specified in such opinion; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion (without reference to Rule 424(b)(8)) on the date specified therein; any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act has been filed with the Commission within the time period required pursuant to Rule 433(d) under the Securities Act; and no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to the knowledge of such counsel, threatened by the Commission.
     (b) The Registration Statement, including any Rule 462(b) Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Pricing Disclosure Package and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act.
     (c) The Company is a corporation duly organized and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”).
     (d) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of state of Delaware.
     (e) The Operating Partnership has the partnership power and authority to own, lease, develop and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Transaction Documents. Except as otherwise stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all of the outstanding equity interests of the Operating Partnership have been duly authorized for issuance by the Operating Partnership and are validly issued.
     (f) Each of the Company and the Operating Partnership is duly qualified as a foreign corporation and a limited partnership, respectively, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (g) To the knowledge of such counsel, each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification (except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect), has all corporate or entity power and authority necessary to own, lease, develop or operate its respective properties and to conduct the business in which it is engaged; except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the best of our knowledge,

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all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company or the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or any other equity interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.
     (h) The Underwriting Agreement has been duly executed and delivered by the Company.
     (i) The Underwriting Agreement has been duly authorized, executed and delivered by the Operating Partnership.
     (j) The Transaction Documents have been duly executed and delivered by the Company and assuming the due authorization thereof and the execution and delivery by each of the other parties thereto, constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.
     (k) The Transaction Documents have been duly authorized, executed and delivered by the Operating Partnership and assuming the execution and delivery by each of the other parties thereto, constitute valid and legally binding agreements of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.
     (l) The issuance and sale by the Operating Partnership of the OP Units in connection with the contribution of the certain ownership interests in the Initial Properties to the Operating Partnership are exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws.
     (m) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (n) All descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of contracts and other documents to which the Company, the Operating Partnership or any of their subsidiaries are a party are accurate in all material respects.
     (o) The execution, delivery and performance by the Company and the Operating Partnership of the Underwriting Agreement, of each of the Transaction Documents, the compliance by the Company and the Operating Partnership with the terms of the Underwriting Agreement and the Transaction Documents, the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the consummation of the transactions contemplated by the Underwriting Agreement and the Transaction Documents will not (i) to the best of our knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject, (ii) result in any violation of the

A-1-2

provisions of the charter or by-laws or similar organizational documents of the Company, the Operating Partnership or any of their subsidiaries or (iii) to the best of our knowledge, result in the violation of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority except, in the case of clauses (i) and (iii) above, for such conflict, breach, violation or default that is disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and for which a valid waiver has been obtained or that would not, individually or in the aggregate, have a Material Adverse Effect.
     (p) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or the Operating Partnership of the Underwriting Agreement, of each of the Transaction Documents, the compliance by the Company or the Operating Partnership with the terms of the Underwriting Agreement or the Transaction Documents, the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the consummation of the transactions contemplated by the Underwriting Agreement and the Transaction Documents, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.
     (q) To the knowledge of such counsel, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, the Operating Partnership or any of their subsidiaries is or may be a party or to which any property of the Company, the Operating Partnership or any of their subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company, the Operating Partnership or any of their subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.
     (r) The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; the statements in the Preliminary Prospectus and Prospectus under the headings “Risk Factors—Federal Income Tax Risk Factors,” “Shares Eligible for Future Sale,” “Description of Our Operating Partnership,” “Federal Income Tax Considerations,” and “ERISA Considerations” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects; and, to the knowledge of such counsel, (A) there are no current or pending legal, governmental or regulatory actions (excluding pending rulemaking), suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (s) After giving effect to the application of the proceeds from the offering and sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

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     (t) To such counsel’s knowledge, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.
     (u) Commencing with the Company’s taxable year ending December 31, 2010, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code and the Company’s proposed method of operation as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for its taxable years ending after December 31, 2010.
     (v) Such counsel shall also state that they have participated in conferences with representatives of the Company and the Operating Partnership and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package, as of the Applicable Time (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief).
     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and the Operating Partnership and public officials that are furnished to the Underwriters.
     The opinion of Bradley Arant Boult Cummings LLP described above shall be rendered to the Underwriters at the request of the Company and the Operating Partnership and shall so state therein.

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Annex A-2
Form of Opinion of Saul Ewing LLP
     (a) The Company is a corporation duly organized and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with corporate power to carry on its business and to own, lease, develop and operate its properties, in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (b) The authorized, issued and outstanding shares of common stock in the Company are as set forth in the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or the equity incentive share plan referred to in the Prospectus); the issued and outstanding shares of common stock in the Company have been duly authorized and validly issued and are fully paid and non assessable; and none of the outstanding shares of common stock in the Company was issued in violation of (a) the charter or the bylaws of the Company or (b) any Maryland law, rule or regulation (other than any law, rule or regulation in connection with the securities laws of the State of Maryland, as to which we express no opinion).
     (c) The form of certificate used to evidence the common stock complies in all material respects with the Maryland General Corporation Law, and with any applicable requirements of the Company’s charter and bylaws.
     (d) The Company has the corporate power to execute, deliver and perform its obligations under the Underwriting Agreement and the Transaction Documents and to issue and deliver the Shares in accordance with and upon the terms and conditions set forth in the Underwriting Agreement. The execution and delivery of the Underwriting Agreement and the Transaction Documents and the performance by the Company of its obligations thereunder have been duly authorized by the Company. The Underwriting Agreement and the Transaction Documents have been duly executed and, to such counsel’s knowledge, delivered by the Company.
     (e) The sale and issuance of the Shares to the Underwriters pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, the Shares will be validly issued, fully paid and nonassessable and are not subject to preemptive rights to purchase or subscribe for shares of beneficial interest in the Company arising under the Maryland General Corporation Law, the Company’s charter or the Company’s bylaws in connection with the issuance of the Shares and no holder of the Shares is or will be subject to personal liability solely by reason of being such a holder.
     (f) The execution, delivery and performance by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated in the Underwriting Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use Of Proceeds”) and the compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of (a) the charter or the bylaws of the Company or (b) any Maryland law, rule or regulation (other than any law, rule or regulation in connection with the securities laws of the State of Maryland, as to which we express no opinion).

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     (g) Except for such consents, approvals, authorizations, registrations or qualifications, if any, as may be required under the securities laws of the State of Maryland (as to which we express no opinion) in connection with the offering and sale of the Shares, no approval, authorization, consent or order of, or filing with, any Maryland governmental authority is required in connection with the authorization, execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby or for the offering, issuance, sale or delivery of the Shares by the Company.
     (h) To such counsel’s knowledge, the Company is not in violation of its charter or bylaws.
     (i) The information in the Pricing Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to Our Company and Structure,” “Description of Capital Stock,” “Policies with Respect to Certain Activities—Conflicts of Interest Policies—Interested Director and Officer Transactions” and “Certain Provisions of Maryland Law and of our Charter and Bylaws” as of the date of thereof and as of the date hereof, and in the Registration Statement under Item 34, insofar as such information relates to provisions of the Company’s charter, the Company’s bylaws or Maryland law, fairly summarizes such provisions in all material respects.
     The opinion of Saul Ewing LLP described above shall state that it may be relied upon by Sidley Austin LLP as to matters arising under Maryland law.

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Annex B
PRICING DISCLOSURE PACKAGE

B-1

Annex C
INITIAL PROPERTIES
1.	The Grove at Asheville (Asheville, NC)
2.	The Grove at Carrollton (Carrollton, GA)
3.	The Grove at Las Cruces (Las Cruces, NM)
4.	The Grove at Milledgeville (Milledgeville, GA)
5.	The Grove at Abilene (Abilene, TX)
6.	The Grove at Ellensburg (Ellensburg, WA)
7.	The Grove at Greeley (Evans, CO)
8.	The Grove at Jacksonville (Jacksonville, AL)
9.	The Grove at Mobile — Phase I (Mobile, AL)
10.	The Grove at Mobile — Phase II (Mobile, AL)
11.	The Grove at Nacogdoches (Nacogdoches, TX)
12.	The Grove at Cheney (Cheney, WA)
13.	The Grove at Jonesboro (Jonesboro, AR)
14.	The Grove at Lubbock (Lubbock, TX)
15.	The Grove at Stephenville (Stephenville, TX)
16.	The Grove at Troy (Troy, AL)
17.	The Grove at Waco (Waco, TX)
18.	The Grove at Wichita (Wichita, KS)
19.	The Grove at Wichita Falls (Wichita Falls, TX)
20.	The Grove at Murfreesboro (Murfreesboro, TN)
21.	The Grove at San Marcos (San Marcos, TX)
22.	The Grove at Lawrence (Lawrence, KS)
23.	The Grove at Moscow (Moscow, ID)
24.	The Grove at San Angelo (San Angelo, TX)
25.	The Grove at Conway (Conway, AR)
26.	The Grove at Huntsville (Huntsville, TX)
27.	The Grove at Statesboro (Statesboro, GA)

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Annex D
TRANSACTION DOCUMENTS
1.	Campus Crest Communities, Inc. Equity Incentive Compensation Plan.
2.	Form of Indemnification Agreement.
3.	Employment Agreement by and between Campus Crest Communities Operating Partnership, LP and Ted W. Rollins.
4.	Employment Agreement by and between Campus Crest Communities Operating Partnership, LP and Michael S. Hartnett.
5.	Employment Agreement by and between Campus Crest Communities Operating Partnership, LP and Earl C. Howell.
6.	Employment Agreement by and between Campus Crest Communities Operating Partnership, LP and Donald L. Bobbitt, Jr.
7.	Employment Agreement by and between Campus Crest Communities Operating Partnership, LP and Shannon N. King.
8.	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities Operating Partnership, LP and Ted W. Rollins.
9.	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities Operating Partnership, LP and Michael S. Hartnett.
10.	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities Operating Partnership, LP and Earl C. Howell.
11.	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities Operating Partnership, LP and Donald L. Bobbitt, Jr.
12.	Confidentiality and Noncompetition Agreement by and between Campus Crest Communities Operating Partnership, LP and Shannon N. King.
13.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and MXT Capital, LLC, dated May 13, 2010.
14.	Amendment No. 1 to Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and MXT Capital, LLC, dated , 2010
15.	Tax Protection Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and MXT Capital, LLC.
16.	Registration Rights Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, MXT Capital, LLC and certain other parties thereto.

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17.	Credit Agreement for Senior Secured Revolving Credit Facility by and among Campus Crest Communities Operating Partnership, LP, Citibank, N.A. and certain other parties thereto.
18.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Carl H. Ricker, Jr., dated May 13, 2010.
19.	First Amendment to Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Carl H. Ricker, Jr., dated September 14, 2010.
20.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Flynn Development, LLC, dated April 22, 2010.
21.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Mansion Ridge Investment Company, LLC, dated May 6, 2010.
22.	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Highland Park, LLC, dated May 13, 2010.
23.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Marc Rollins, dated May 1, 2010.
24.	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and P. Andrew Walker, dated May 13, 2010.
25.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Joe C. Brumit, II, dated April 19, 2010.
26.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and BGY, LLC, dated April 15, 2010.
27.	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Jerry V. Sternberg, dated May 13, 2010.
28.	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Marlene Breger Joyce, dated May 13, 2010.
29.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Steve Emtman, dated May 10, 2010.
30.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and O.A. Keller, III, dated April 29, 2010.
31.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and NLR-Cotton Valley Investment, LLC, dated April 19, 2010.
32.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Horatio Alger Association Endowment Fund, dated May 4, 2010.

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33.	Purchase and Sale by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Keith M. Maxwell, dated May 9, 2010.
34.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Harrison-Zahn Investments, LLC, dated April 19, 2010.
35.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP, and Matthew S. O’Reilly, dated May 6, 2010.
36.	Purchase and Sale Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and certain other parties thereto, dated March 26, 2010.
37.	Contribution Agreement by and among Campus Crest Communities, Inc., Campus Crest Communities Operating Partnership, LP and Thomas A. Odai dated May 13, 2010.
38.	Ground Lease by and between USA Research and Technology Corporation and Campus Crest at Mobile, LLC, dated August 8, 2006.
39.	Ground Lease by and between USA Research and Technology Corporation and Campus Crest at Mobile Phase II, LLC, dated March 14, 2008.
40.	Ground Lease Agreement by and between Indian Hills Trading Company, LLC and Campus Crest Development, LLC, dated March 20, 2008.
41.	First Amendment to Ground Lease Agreement by and between Indian Hills Trading Company, LLC and Campus Crest Development, LLC, dated July 28, 2008.
42.	Assignment of Ground Lease Agreement and Purchase Option Agreement by Campus Crest Development, LLC and Campus Crest at Moscow, LLC, dated July 28, 2008.
43.	Loan Agreement between General Electric Capital Corporation and Campus Crest at Milledgeville, LLC, dated September 7, 2006.
44.	Deed to Secure Debt, Security Agreement and Fixture Filing by Campus Crest at Carrollton, LLC to Wachovia Bank, National Association, dated September 18, 2006.
45.	Deed of Trust, Security Agreement and Fixture Filing by Campus Crest at Las Cruces, LLC for the benefit of Wachovia Bank, National Association, dated September 22, 2006.
46.	Deed of Trust, Security Agreement and Fixture Filing by Campus Crest at Asheville, LLC for the benefit of Wachovia Bank, National Association, dated March 13, 2007.
47.	Loan Agreement by and among Campus Crest at Mobile, LLC, Campus Crest at Jacksonville, AL, LLC, Campus Crest at Nacogdoches, LP, Campus Crest at Abilene, LP, Campus Crest at Greeley, LLC, and Campus Crest at Ellensburg, LLC, and Silverton Bank, N.A., dated February 29, 2008.
48.	Transfer, Assignment and Assumption Agreement by and among the Federal Deposit Insurance Corporation as receiver and successor-in-interest to Silverton Bank, N.A. and Campus Crest Loan Servicing, LLC, dated March 31, 2010.

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49.	Construction Loan Agreement by and among Wachovia Bank, National Association, Campus Crest Group, LLC, Campus Crest at Moscow, LLC, Campus Crest at San Angelo, LP and Campus Crest at San Marcos, LP, dated November 18, 2008.
50.	First Amendment to Construction Loan Agreement by and among Wachovia Bank, National Association, Campus Crest Group, LLC, Campus Crest at Moscow, LLC, Campus Crest at San Angelo, LP and Campus Crest at San Marcos, LP, dated June 2009.
51.	Construction Loan Agreement by and between Campus Crest at Lawrence, LLC and Mutual of Omaha Bank, dated February 13, 2009.
52.	First Amendment to Construction Loan Agreement by and between Campus Crest at Lawrence, LLC and Mutual of Omaha Bank, dated March 19, 2009.
53.	Construction Loan Agreement by and between Amegy Mortgage Company, L.L.C. d/b/a Q-10 Amegy Mortgage Capital and Campus Crest at Huntsville, LP, dated June 12, 2009.
54.	Secured Construction Loan Agreement by and between Centennial Bank, F/K/A First State Bank and Campus Crest at Conway, LLC, dated July 2, 2009.
55.	Construction Loan Agreement by and between Campus Crest at Statesboro, LLC and The Private Bank and Trust Company, dated November 12, 2009.
56.	Operating Agreement of HSRE-Campus Crest I, LLC, dated as of November 7, 2008.
57.	First Amendment to the Operating Agreement of HSRE-Campus Crest I, LLC, dated as of November 12, 2009.
58.	Second Amendment to the Operating Agreement of HSRE-Campus Crest I, LLC, dated March 26, 2010.
59.	Third Amendment to the Operating Agreement of HSRE-Campus Crest I, LLC, dated [•].
60.	Form of Aircraft Lease.

D-1

Exhibit A
FORM OF LOCK-UP AGREEMENT
                    , 20__
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
RBC Capital Markets Corporation
Three World Financial Center, 8th Floor
200 Vesey Street
New York, New York 10281
As Representatives of the
  several Underwriters listed in Schedule 1
  to the within mentioned Underwriting Agreement
Re:      Campus Crest Communities, Inc. — Public Offering
Ladies and Gentlemen:
     The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Campus Crest Communities, Inc., a Maryland corporation (the “Company”) and Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership and the operating partnership of the Company (in such capacity, the “Operating Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.01 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
     In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the common stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, the undersigned will not, during the period ending one year after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any Common Stock or any securities convertible into or

Ex. A-1

exchangeable or exercisable for or repayable with Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lock-up period from each donee or trustee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:
     (i) as a bona fide gift or gifts; or
     (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin).
     Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.
     Notwithstanding the foregoing, if: (1) during the last 17 days of the one year period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the one year restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of the one year period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this lock-up agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement.

Ex. A-2

     This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF STOCKHOLDER]
By:
Name:
Title:

Ex. A-3

Exhibit B
PERSONS AND ENTITIES SUBJECT TO LOCK-UP
Ted W. Rollins
Michael S. Hartnett
Earl C. Howell
Donald L. Bobbitt, Jr.
Shannon N. King
Richard S. Kahlbaugh
Denis McGlynn
Daniel L. Simmons
William G. Popeo
N. Anthony Coles
Brian L. Sharpe
Howard J. Weissman
MXT Capital, LLC
Madeira Group, LLC
TXG, LLC
Carl H. Ricker, Jr.

Ex. B-1